Exhibit 10.9

EXECUTIVE SEVERANCE AGREEMENT

THIS EXECUTIVE SEVERANCE AGREEMENT (the “Agreement”) by and between McLeodUSA Incorporated (the “Company”), a Delaware corporation with offices at 16479 Dallas Parkway, Bent Tree Tower 2, Seventh Floor, Dallas, Texas 75248, and [insert name] (the “Executive”), is made as of [insert date], 2007 (the “Effective Date”).

WHEREAS, the Executive is currently employed as the Company’s [insert title];

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that appropriate steps should be taken to reinforce and encourage the continued employment and dedication of the Executive and the Executive’s continued efforts to maximize the Company’s value;

NOW, THEREFORE, as an inducement for and in consideration of the Executive’s continued employment, the Company agrees that the Executive shall receive the benefits set forth in this Agreement in accordance with the provisions set forth below.

1.           Definitions. As used herein, the following terms shall have the following respective meanings:

1.1         “Cause” means the Executive has (i) engaged in a criminal act or crime of moral turpitude involving the Company, (ii) engaged in gross negligence or willful misconduct that is materially injurious to the Company, monetarily or otherwise, or (iii) breached a fiduciary duty involving personal profit, including, without limitation, embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its affiliates or subsidiaries or knowingly and intentionally engaging in insider trading or similar activity in violation of applicable securities laws.

1.2         “Good Reason” means (i) a reduction in the Executive’s annual base salary or target bonus opportunity on the date hereof, provided, however, that a pro-rata reduction in the target bonus opportunity for all employees eligible for a bonus shall not be Good Reason,(ii) a requirement that the Executive work from a location that is more than 50 miles from the Executive’s office location on the date hereof, (iii) a reduction in the Executive’s position so the Executive no longer occupies the same position or a substantially similar position with an appropriate title, or (iv) a material reduction in the Executive’s authority, duties, or responsibilities.

1.3         “Plan Benefits” means the benefits, if any, set forth in the Company’s Employment Severance Security Plan, as amended (the “Enhanced Severance Plan”) which Plan terminates on July 6, 2007. For avoidance of doubt, following termination of the Enhanced Severance Plan, the only severance benefits payable to the Executive by the Company shall be the amounts payable under this Executive Severance Agreement.

1.4         “Severance Payment” means a lump sum payment equal to [insert 18 months for Bernie Zuroff and Joe Ceryanec and 12 for others] months of the Executive’s annual base salary in effect on the date of the Executive’s termination.

1.5         “Continuation of Benefits” means the Company will pay for the Executive’s benefits coverage as applied under the Consolidated Omnibus Budget Reconciliation Act (COBRA) for a period of (12 or 18) months.  This will be the full amount charged for COBRA premiums for Health, Dental, Vision & Rx coverage.  This company paid coverage will terminate on the earlier of (i) (12 or 18) months from the Termination Date or (ii) the date on which the Executive accepts other full-time employment and becomes eligible for a group health insurance plan with the new employer, whichever comes first.”

2.           Termination Without Cause or for Good Reason.

2.1         If the Executive’s employment is terminated by the Company without “Cause” or by the Executive for “Good Reason,” provided the Executive  enters into a General Release with the Company substantially in the form attached hereto as Exhibit A, then the Company will provide the Executive with the Severance Payment, but only if providing the Severance Payment would result in a higher after-tax payment to the Executive than providing the Plan Benefits. If the Severance Payment is paid to the Executive, he shall not be entitled to the Plan Benefits. For the avoidance of doubt, the Executive shall receive either the Severance Payment or the Plan Benefits (whichever results in a higher after-tax payment to the Executive), and in no event shall the Executive receive both the Severance Payment and the Plan Benefits. For the further avoidance of doubt, if the Severance Plan or any applicable employment agreement is not in effect on the date of termination of the Executive’s employment, then the Executive shall receive the Severance Payment. In addition to the Severance Payment, the Company shall provide the Executive with the Continuation of Benefits.

2.2         If the Executive shall receive the Plan Benefits, such Plan Benefits will be paid in accordance with the Severance Plan. If during the period during which the Executive receives the Plan Benefits, the Executive breaches or threatens to breach his post-employment obligations, the Company may immediately cease providing the Plan Benefits and shall have no further obligation to the Executive for such Plan Benefits.

3.           Other Employment Termination. If the Executive’s employment terminates for any reason other than as described in Section 2.1, including but not limited to if the Executive resigns from the Company, the Executive shall only receive any compensation owed to him as of his termination date and any other post-termination benefits that the Executive is eligible to receive under any plan or program of the Company.

4.           Successors.

4.1         Successor to Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company and its subsidiaries and any successor to their business or assets as aforesaid which assumes and agrees to perform this Agreement, by operation of law or otherwise.

4.2         Successor to Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to the Executive or his family hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive’s estate.

5.           Notices. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) prepaid via a reputable nationwide overnight courier service, in each case addressed to the Company, at 16479 Dallas Parkway, Bent Tree Tower 2, Seventh Floor, Dallas, Texas 75248, Attention: Chief Executive Officer, and to the Executive at the Executive’s address indicated on the signature page of this Agreement (or to such other address as either the Company or the Executive may have furnished to the other in writing in accordance herewith). Any such notice, instruction or communication shall be deemed to have been delivered five business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service. Either party may give any notice, instruction or other communication hereunder using any other means, but no such notice, instruction or other communication shall be deemed to have been duly delivered unless and until it actually is received by the party for whom it is intended.

6.           Miscellaneous.

6.1         Employment by Subsidiary. For purposes of this Agreement, the Executive’s employment with the Company shall not be deemed to have terminated solely as a result of the Executive continuing to be employed by a wholly-owned subsidiary of the Company.

6.2         Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

6.3         Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of Delaware, without regard to conflicts of law principles.

6.4         Waiver of Right to Jury Trial. Both the Company and the Executive expressly waive any right that any party either has or may have to a jury trial of any dispute arising out of or in any way related to the matters covered by this Agreement.

6.5         Waivers. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.

6.6         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

6.7         Tax Withholding. Any payments provided for hereunder shall be subject to all applicable tax withholding required under federal, state or local law.

6.8         Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

6.9         Not an Employment Contract. The Executive acknowledges that this Agreement does not constitute a contract of employment or impose on the Company any obligation to retain the Executive as an employee and that this Agreement does not prevent the Executive from terminating employment at any time.

6.10       Amendments. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.

6.11       Executive’s Acknowledgements. The Executive acknowledges that he: (a) has read this Agreement; (b) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Executive’s own choice or has voluntarily declined to seek such counsel; and (c) understands the terms and consequences of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

THE COMPANY:		THE EXECUTIVE:

MCLEODUSA INCORPORATED		[INSERT EXECUTIVE’S NAME]

By:
[insert name]
[inset title]	Address:	[insert Executive’s address]

EXHIBIT A

GENERAL RELEASE

This General Release (the “Release Agreement”) by [EMPLOYEE] (“Employee”) is effective as of [DATE], pursuant to the requirements of Section 2.1 of the Executive Severance Agreement between McLeodUSA Incorporated and (            ) (the “Severance Agreement”).

1.             In consideration of Employee’s execution and compliance with the terms and conditions of this Release Agreement, McLeodUSA Incorporated (the “Company”) shall pay to Employee the amounts due to Employee pursuant to the Severance Agreement (the “Payments”). The Payments shall be made within 10 days following the Effective Date of this Release Agreement (as defined in paragraph 5 below).

2.             Employee acknowledges that the Payments are in lieu of and in full satisfaction of any severance or similar amounts that might otherwise be payable under any contract, agreement, plan, policy, program, practice or otherwise, past or present, of the Company or any of its affiliates. Employee expressly agrees that following Employee’s receipt of the Payments, the Company shall have no further obligations to him, and that Employee shall have no right to any other severance or similar payments or benefits from the Company or its affiliates, with respect to Employee’s employment with the Company or the separation thereof.

3.             Employee voluntarily, knowingly and willingly releases and forever discharges the Company and all of its parents, subsidiaries and affiliates, together with all of their respective past and present stockholders, agents, officers, employees, directors, successors and assigns (collectively, the “Releasees”), from and against any and all claims, charges, damages, lawsuits, actions, causes of action and liabilities whatsoever, whether known or unknown, absolute or contingent, accrued or unaccrued, which against them Employee or Employee’s executors, administrators, successors or assigns ever had, now have, or may hereafter claim to have against the Releasees by reason of any matter, cause or thing whatsoever arising on or before the date Employee signs this Release Agreement, and whether or not previously asserted before any state or federal court or before any state or federal agency or governmental entity (the “Release”). This Release includes, but is not limited to, any rights or claims relating in any way to Employee’s employment relationship with the Company or any of the Releasees, or the termination thereof, or arising under any statute or regulation, including Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act of 1990, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967, the Family and Medical Leave Act of 1993, each as amended, and any other federal, state or local statutes, including but not limited to, the Iowa Civil Rights Act, or the common law, or under any policy, agreement, understanding or promise, written or oral, formal or informal, between Employee and the Company or any of the Releasees. Employee represents that Employee has not commenced or joined in any claim, charge, action or proceeding whatsoever against the Company or any of the other Releasees, arising out of or relating to any of the matters set forth in this paragraph. Employee further agrees that Employee will not be entitled to any personal recovery in any action or proceeding whatsoever against the Company or any of the Releasees for any of the matters set forth in this paragraph, excepting those which may arise after the date hereof, or with respect to the Company’s obligations under the Severance Agreement.

4.             Employee acknowledges that Employee has carefully read this Release Agreement and fully understands all of its terms. Employee is signing this Release Agreement voluntarily and with full knowledge of its significance and acknowledges that Employee has not relied upon any representation or statement, written or oral, not set forth in this Release Agreement. Employee further acknowledges that Employee is receiving consideration for Employee’s execution of this Release Agreement pursuant to the Severance Agreement in addition to anything of value to which Employee already is entitled. Employee acknowledges that such Payments are expressly conditioned upon Employee’s execution of this Release Agreement. Employee further understands that Employee has twenty-one (21) days from the original date of presentment of this Release Agreement (set forth below) to consider whether or not to execute this Release Agreement, although Employee may elect to sign it sooner.

5.             Employee shall have a period of seven (7) days after signing this Release Agreement to revoke Employee’s consent hereto, which revocation must be in writing to the undersigned, and this Release Agreement shall not become effective until after this time period has passed (the “Effective Date”). Employee understands that if Employee revokes such consent within such seven (7) day period, all of the Company’s obligations to Employee under the Severance Agreement will immediately cease, and the Company will not be required to make the Payments to Employee.

6.             The provisions of this Release Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. Moreover, if anyone or more of the provisions of this Release Agreement shall be held to be excessively broad as to duration, activity or subject, such provision shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.

7.             This Release Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

8.             For purposes of this Release Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when hand delivered, 24 hours after sent by overnight courier, or upon receipt of mail by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram or fax, addressed as follows:

To the Company:

McLeodUSA Incorporated

McLeodUSA Technology

Fax: (319) 790-

Attention: General Counsel

To Employee:

At the address on file for the Employee at the Company

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

10.           This Release Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, between the parties hereto. No provision of this Release Agreement may be modified or discharged unless such modification or discharge is authorized and agreed to in writing, signed by Employee and the Company.

IN WITNESS WHEREOF, Employee has hereunder caused this Release Agreement to be duly executed and delivered in their names and on their behalf.

Date of original presentment: [DATE]

[EMPLOYEE]

Agreed:

Date of signing: